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                                                                   EXHIBIT 10.11

                           AMENDMENT NUMBER ONE TO
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                                   WARRANT
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        This Amendment Number One dated November 26, 1997 to that certain
Warrant (the "Warrant") dated August 30, 1996 issued by ENACT Health Management Systems, a California corporation ("ENACT"), to ALZA Corporation ("ALZA").

                                  RECITALS
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        A.  ENACT issued the Warrant to ALZA in consideration for certain funds loaned by ALZA to ENACT.

        B. Both ENACT and ALZA desire to amend the Warrant to modify the termination provision.

        NOW, THEREFORE, based on these premises and in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

                                  AGREEMENT
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        1.  An additional section, Section 9(a), shall be inserted between
Sections 9 and 10 and shall read in its entirety as follows:

            "9(a)  Notification Rights.  At least three (3) days prior to the
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        closing of any sale of the Company's common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, pursuant to a firm commitment underwritten public offering (the "IPO"), the Company agrees to notify the Holder in writing of the closing date of the IPO ("Notice"), which Notice may be waived by the Holder at the sole option of the Holder."

        2.  Section 10 shall be amended to read in its entirety as follows:

            "10.  Termination.  This Warrant shall terminate on the first to
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        occur of (a) 5:00 p.m. California time on the Termination Date, (b) any of the events described in clauses (i), (ii) or (iii) of Section 3(d), and (c) the closing of the sale of the Company's common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, pursuant to a firm commitment underwritten public offering in which the Company receives or is to receive aggregate cash proceeds of more than $10,000,000, and the public offering price of which is not less than $7.50 per share prior to May 15, 1998 or $10.000 per share thereafter (with the applicable share price adjusted to reflect subsequent stock dividends, stock splits, recapitalizations and the like)."

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        3.  The Warrant, as amended hereby, shall remain in full force and effect.

        4. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment Number One as of the day and year first above written.

                                        ENACT Health Management Systems

                                        By:  /s/ Henry Evans
                                        ------------------------
                                             Henry Evans
                                             Chief Financial Officer

                                        Accepted by:

                                        ALZA Corporation

                                        By: /s/ Bruce C. Cozadd
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                                        Name: Bruce C. Cozadd
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                                        Title: Senior Vice-President &
                                               Chief Financial Officer
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